UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2013

MediaShift, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32438 (Commission File Number)	20-1373949 (IRS employer identification no.)
20062 S.W. Birch Street, Suite 220 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(888) 996-7887

600 Brand Blvd., Suite 230, Glendale, CA 91203

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Appointment of Principal Officers.

On May 14, 2013, MediaShift announced that Rick Baran had accepted the position of Chief Financial Officer, effective June 3, 2013. Mr. Baran will be replacing David Eastman who has tendered his resignation as Chief Financial Officer effective June 3, 2013.

As CFO, Baran is responsible for MediaShift’s global finance functions, including financial planning and analysis, investor relations, accounting and controls, treasury, risk management, and mergers and acquisitions. With more than 20 years of financial, operations and strategic management experience, he has a track record of improving the performance of several multi-national corporations in the media and technology industries.

Baran joins MediaShift from Clear Channel Media and Entertainment, where he served as Executive Vice President and CFO, and successfully led the financial planning and operations for 850 nationwide radio stations, including its iHeartRadio digital radio business. Previously, Baran was EVP and CFO for CBS TV Stations, where he was responsible for the financial performance of its nationwide network of CBS-owned and operated stations.

Earlier Baran was CFO of Tyco International, a $1.5 B global infrastructure business. He also spent a decade at GE, holding numerous financial leadership positions. Baran received a B.A. from the University of Massachusetts and an M.B.A. and J.D. from the University of Connecticut.

Item 7.01    Regulation FD Disclosure.

On May 14, 2013, MediaShift, Inc. issued a press release indicating the appointment of Rick Baran as Chief Financial Officer, effective June 3, 2013. A copy of that press release is attached to this report as Exhibit 99.1.  The information under this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mediashift, Inc.

Dated: May 14, 2013	By:	/s/ David Eastman
David Eastman
Chief Financial Officer

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